                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549
                                    FORM S-8
                Registration Statement under the Securities Act
                                    of 1933
                            FLEMING COMPANIES, INC.

             (Exact name of registrant as specified in its charter)

         Oklahoma                                      48-0222760
  (State of incorporation)                 (I.R.S. Employer Identification No.)

                                 P.O. Box 299013
                              1945 Lakepointe Drive
                             Lewisville, Texas 75029
                     (Address of Principal Executive Office)

                FLEMING COMPANIES, INC. 2002 STOCK INCENTIVE PLAN
           FLEMING COMPANIES, INC. 2002 ASSOCIATE STOCK PURCHASE PLAN
            FLEMING COMPANIES, INC. 2002 AIM HIGH PLUS INCENTIVE PLAN
            NON-QUALIFIED STOCK OPTION AGREEMENT WITH TIMOTHY LABEAU
               NON-QUALIFIED STOCK OPTION AGREEMENT J.R. CAMPBELL
                            (Full title of the plans)

                               Carlos M. Hernandez
                         Senior Vice President, General
                              Counsel and Secretary
                             Fleming Companies, Inc.
                                 P.O. Box 299013
                              1945 Lakepointe Drive
                                Lewisville, Texas
                           (Name and address of agent
                                  for service)
                                  972-906-8000
          (Telephone number, including area code, of agent for service)

                         Calculation of Registration Fee

                                                    Proposed maximum       Proposed maximum
 Title of securities to       Amount to be         offering price per     aggregate offering          Amount of
     be registered             registered                 unit                   price            registration fee
 ----------------------       ------------         ------------------     ------------------      ----------------
Common Stock, $2.50 par    3,500,000 shares(2)         $20.81(1)            $72,835,000(1)            $6,700.82
value
Common Stock, $2.50 par    1,800,000 shares(2)        $20.81(1) (3)        $37,458,000(1) (3)         $3,446.14
value
Common Stock, $2.50 par     750,000 shares(2)          $20.81(1)            $15,607,500(1)            $1,435.89
value
Common Stock, $2.50 par      200,000 shares             $20.155               $4,031,000               $370.85
value
Common Stock, $2.50 par      100,000 shares              $19.10               $1,910,000               $175.72
value
Total                           6,350,000                                    $131,841,500            $12,129.22

----------

(1) Estimated pursuant to Rules 457(c) and (h) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee and based upon the average of the high and low prices of Fleming Companies, Inc. Common Stock as reported by the New York Stock Exchange on June 4, 2002.

(2) The number of shares of Common Stock stated above is the aggregate number of such shares which may be issued (including shares which may be issued upon exercise of options) under each of the plans registered under this Registration Statement. The maximum number of shares which may be issued under the plans cannot presently be determined as adjustments in the number of shares may be made in the event of stock splits, stock dividends, or other changes in the corporate structure or shares as specified in the plans. Accordingly, this Registration Statement covers, in addition to the number of shares of Common Stock stated above, an indeterminate number of shares, which by reason of any of such event may become subject to issuance under the plans.

(3) In accordance with the calculation of the offering price under the 2002 Associate Stock Purchase Plan, the average price for the Common Stock is multiplied by a factor of .85 to arrive at the maximum offering price.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.      Plan Information (1)

Item 2.      Registrant Information and Employee Plan Annual Information (1)

----------

(1) Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with the Note to Part I of Form S-8 and has been or will be sent or given to participants in the Plan as specified in Rule 428(b)(1).

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.      Incorporation of Documents by Reference.

                  The registrant incorporates herein by reference the following documents filed with the Securities and Exchange Commission (the "Commission"):

                  (1) The registrant's Annual Report on Form 10-K for the fiscal year ended December 29, 2001.

                  (2) The registrant's Form 10-Q for the period ended April 20, 2002; and the registrant's current reports on Form 8-K filed April 24, 2002 and May 20, 2002, as amended on Form 8-K/A filed May 29, 2002.

                  (3) The description of Common Stock contained in the registrant's Registration Statement on Form 8-A, as amended, filed under the Exchange Act on April 19, 1983 (File No. 1-8140), including any amendments or reports filed for the purpose of updating such description.

                  All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all of the shares of the registrant's Common Stock covered by this registration statement have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

Item 4.      Description of Securities.

                  Not applicable.

Item 5.      Interests of Named Experts and Counsel.

                  Not applicable.

Item 6.      Indemnification of Directors and Officers.

                  Section 1031 of the Oklahoma General Corporation Act, under which act the registrant is incorporated, authorizes the indemnification of officers and directors in certain circumstances. Article Thirteen of the registrant's Restated Certificate of Incorporation, as well as Section 8.3 of the registrant's Bylaws, provide indemnification of directors, officers and agents to the extent permitted by Oklahoma General Corporation Act. These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933. In addition, Article Thirteen of the registrant's Restated Certificate of Incorporation permits the exculpation of a director for monetary damages for breach of fiduciary duty as a director. In addition, the registrant maintains insurance policies that insure its officers and directors against certain liabilities.

Item 7.      Exemption from Registration Claimed.

                  Not applicable.

Item 8.      Exhibits.

                  4.1 Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the registrant's Quarterly Report on Form 10-Q for quarter ended April 17, 1999).

                  4.2 Bylaws (incorporated by reference to Exhibit 3.2 to the registrant's Quarterly Report on Form 10-Q for quarter ended April 17, 1999).

                  5        Opinion of McAfee & Taft A Professional Corporation.

                  15 Letter from Independent Accountants as to Unaudited Interim Financial Information.

                  23.1 Consent of McAfee & Taft A Professional Corporation (included in Exhibit 5).

                  23.2     Consent of Deloitte & Touche LLP.

                  24.1     Power of Attorney (included on signature page).

                  99.1 Fleming Companies, Inc. 2002 Stock Incentive Plan, effective as of February 27, 2002 (incorporated by reference to Exhibit A to registrant's Proxy Statement for the fiscal year ended December 29,
                           2002).

                  99.2 Form of Non-Qualified Stock Option Agreement under Fleming Companies, Inc. 2002 Stock Incentive Plan (Corporate).

                  99.3 Form of Non-Qualified Stock Option Agreement under Fleming Companies, Inc. 2002 Stock Incentive Plan (Retail)

                  99.4 Form of Non-Qualified Stock Option Agreement under Fleming Companies, Inc. 2002 Stock Incentive Plan (Wholesale)

                  99.5 Fleming Companies, Inc. 2002 Associate Stock Purchase Plan, effective as of July 1, 2002 (incorporated by reference to Exhibit B to registrant's Proxy Statement for the fiscal year ended December 29,
                           2002).

                  99.6 Fleming Companies, Inc. 2002 AIM High Plus Incentive Plan, effective as of February 27, 2002 (incorporated by reference to Exhibit D to registrant's Proxy Statement for the fiscal year ended December 29,
                           2002).

                  99.7 Non-Qualified Stock Option Agreement by and between registrant and Timothy LaBeau dated December 30, 2001.

                  99.8 Non-Qualified Stock Option Agreement by and between registrant and J.R. Campbell dated December 18, 2001.

Item 9.      Undertakings.

                  The undersigned registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (i)      To include any prospectus required by
                                    section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference herein.

         2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference herein shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lewisville, State of Texas, on the 11th day of June, 2002.

(Registrant)                        FLEMING COMPANIES, INC.


                                 By: /s/ CARLOS M. HERNANDEZ
                                    -------------------------------------------
                                    Carlos M. Hernandez
                                    Senior Vice President, General Counsel and
                                    Secretary


                  We, the undersigned officers and directors of Fleming Companies, Inc. (hereinafter the "Company"), hereby severally constitute Mark S. Hansen and Carlos M. Hernandez, and each of them, severally, our true and lawful attorneys-in-fact with full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, this registration statement on Form S-8 (and any and all amendments thereto, including post-effective amendments) to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature                                                Title                         Date
---------                                                -----                         ----
/s/ MARK S. HANSEN                       Chairman of the Board and Chief        )
--------------------------------------   Executive Officer                      )
Mark S. Hansen                                                                  )
                                                                                )
/s/ NEAL J. RIDER                        Executive Vice President and Chief     )
--------------------------------------   Financial Officer (principal           )
Neal J. Rider                            financial officer)                     )
                                                                                )
/s/ MARK D. SHAPIRO                      Senior Vice President, Finance and     )
--------------------------------------   Operations Control (principal          )   June 11th, 2002
Mark D. Shapiro                          accounting officer)                    )
                                                                                )
/s/ HERBERT M. BAUM                      Director                               )
--------------------------------------                                          )
Herbert M. Baum                                                                 )
                                                                                )
                                         Director                               )
--------------------------------------                                          )
Kenneth M. Duberstein                                                           )
                                                                                )
/s/ ARCHIE R. DYKES                      Director                               )
--------------------------------------                                          )
Archie R. Dykes                                                                 )
                                                                                )
                                         Director                               )
--------------------------------------                                          )
Carol B. Hallett                                                                )
                                                                                )
/s/ ROBERT S. HAMADA                     Director                               )
--------------------------------------                                          )
Robert S. Hamada                                                                )
                                                                                )
/s/ ALICE M. PETERSON                    Director                               )
--------------------------------------                                          )
Alice M. Peterson                                                               )

                                INDEX TO EXHIBITS

Exhibit No.

    4.1 Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to registrant's Quarterly Report on Form 10-Q for quarter ended April 17, 1999).

    4.2 Bylaws (incorporated by reference to Exhibit 3.2 to the registrant's Quarterly Report on Form 10-Q for quarter ended
                  April 17, 1999).

    5             Opinion of McAfee & Taft A Professional Corporation.

    15            Letter from Independent Accountants as to Unaudited Interim
                  Financial Information.

    23.1 Consent of McAfee & Taft A Professional Corporation (included in Exhibit 5).

    23.2          Consent of Deloitte & Touche LLP.

    24.1          Power of Attorney (included on signature page).

    99.1 Fleming Companies, Inc. 2002 Stock Incentive Plan, effective as of February 27, 2002 (incorporated by reference to Exhibit
                  A to registrant's Proxy Statement for the fiscal year ended
                  December 29, 2002).

    99.2          Form of Non-Qualified Stock Option Agreement under Fleming
                  Companies, Inc. 2002 Stock Incentive Plan (Corporate).

    99.3          Form of Non-Qualified Stock Option Agreement under Fleming
                  Companies, Inc. 2002 Stock Incentive Plan (Retail).

    99.4          Form of Non-Qualified Stock Option Agreement under Fleming
                  Companies, Inc. 2002 Stock Incentive Plan (Wholesale).

    99.5 Fleming Companies, Inc. 2002 Associate Stock Purchase Plan, effective as of July 1, 2002 (incorporated by reference to Exhibit B to registrant's Proxy Statement for the fiscal year ended December 29, 2002).

    99.6 Fleming Companies, Inc. 2002 AIM High Plus Incentive Plan, effective as of February 27, 2002 (incorporated by reference to Exhibit D to registrant's Proxy Statement for the fiscal year ended December 29, 2002).

    99.7 Non-Qualified Stock Option Agreement by and between registrant and Timothy LaBeau dated December 30, 2001.

    99.8 Non-Qualified Stock Option Agreement by and between registrant and J.R. Campbell dated December 18, 2001.